AMENDMENT NO. 1
TO THE
INVESCO, LTD.
AMENDED AND RESTATED
2005 NON-QUALIFIED DEFERRED COMPENSATION PLAN
(Effective As Of January 1, 2009)

IVZ, Inc., the Plan Sponsor, hereby amends the Invesco, Ltd. Amended and Restated 2005 Non-Qualified Deferred Compensation Plan, effective as of January 1, 2009 (the “Plan”), as follows:
1.
Section 1.2(g) is amended by deleting the last sentence of the present Section and substituting the following in lieu thereof:
“The term “Compensation” shall not include any income resulting from this Plan or the Prior Plan, any Employee Stock Purchase Plan or any equity compensation plan (including income from stock options).”

2.
Section 1.2(k) is amended by deleting the present Section in its entirety and substituting the following in lieu thereof:
“(k)     Eligible Employee: The Plan Administrator may, in its discretion, establish guidelines each year for determining the group of management or highly compensated employees that are eligible to participate. However, active participation in the Plan shall be limited to Eligible Employees who are management or highly compensated employees of the Employer, determined in a manner consistent with the requirements of Section 201 of ERISA, and regulations, rulings and case law thereunder.”

3.

Section 1.2(m) is amended by deleting the parenthetical in the second line of present Section that refers to Schedule A. Schedule A is deleted in its entirety.

4.
Section 1.2(t) is amended by deleting the last sentence of the present Section and substituting the following lieu thereof:
“In the absence of the appointment of such a committee, the Plan Sponsor shall be the Plan Administrator.”

5.

Section 3.2 is amended by deleting the present Section in its entirety and substituting the following in lieu thereof:
“3.2    Employer Contributions
(a) Effective January 1, 2006, as soon as practical after the end of each Plan Year and after the financial results of the Company and its Subsidiaries for such year have been determined, the Employer shall credit to a Qualifying Participant’s (as defined in (c) below) Employer Contribution Account the amount determined in (b) below. Amounts credited to the Employer Contribution Account shall be credited to the Participant’s Retirement Account. No Employer Contribution shall be made for any Participant who does not satisfy the requirements for a Qualifying Participant for a Plan Year. For Eligible Employees hired before January 1, 2005, all amounts credited to a Qualifying Participant’s Employer Contribution Account shall be fully vested; for Eligible Employees hired on or after January 1, 2005, the following vesting schedule shall apply to the Qualifying Participant’s Employer Contribution Account:

Years of Service	Vested Percentage	Subject to Forfeiture
Less than 1	0%	100%
1 but less than 2	25%	75%
2 but less than 3	50%	50%
3 but less than 4	75%	25%
4 or more	100%	0%

The determination of a Participant’s Years of Service shall be made in accordance with the service crediting rules of the Invesco Money Purchase Plan.

(b) The amount to be credited to a Qualifying Participant each Plan Year shall be equal to the amount that would have been credited as employer contributions to such Qualifying Participant for the Plan Year under the Invesco 401(k) Plan and the Invesco Money Purchase Plan (but only for periods prior to May 1, 2009) (together the “Qualified Plans”) if the Qualifying Participant had not made any deferrals to this Plan minus the amount that was contributed by the Employer to the Qualified Plans for the Qualifying Participant for the Plan

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Year (using the compensation and other limitations applicable to the Qualified Plans). The Employer shall determine the amount to be credited to a Qualifying Participant under this subsection (b) in good faith in a consistent manner with respect to all Qualifying Participants.

(c) For purposes of this Section 3.2, a Qualifying Participant is an Eligible Employee who has elected to make employee deferrals to the Plan for a Plan Year and as a result of such deferrals, the amounts the Employer would otherwise have contributed as employer contributions on behalf of such Eligible Employee to the Qualified Plan is reduced.”

6.
Section 5.2 is amended by deleting the present Section in its entirety and substituting the following in lieu thereof:
“5.2    Timing and Form of Payment

(a)    Subject to subsection (f) below, on the Election Form, the Participant shall make an election as to the timing and form of payment for any deferrals for such Plan Year and the form of payment for any Employer contributions (such contributions are automatically credited to the Participant’s Retirement Account) for such Plan Year from among the options set forth below for Retirement and for any payments during employment. Once the Participant elects a time and form of payment, that election is irrevocable; provided, however, that the Plan Administrator may provide for a change in such election in accordance with Section 5.2(d). Upon Retirement, the entire amount of the Participant's Account will become vested.

        (i)    The Participant may elect to receive, upon Retirement from the Employer, the entire amount of the Account in a single lump sum, which amount shall be paid within ninety (90) days following the date of the Participant’s Retirement; or

        (ii)    The Participant may elect to receive, upon Retirement from the Employer, the Account in annual installment payments over a period of up to ten (10) years. The first installment payment shall be made within the first ninety (90) days following the Participant’s Retirement and thereafter payments shall be made on each anniversary of the first payment date until paid in full. Under this method, for example, the first year’s payment will equal one tenth (1/10) of the total Account, the second year will equal one ninth (1/9) of the remaining Account, and so forth; or

        (iii)    The Participant may elect to receive payments during employment and prior to Retirement or other Termination of Service. If so elected, the Participant shall select, in the Election Form, (i) the month and year in which the initial payment shall be made (the “Initial Payment Date”), which Initial Payment Date may not be earlier than five years after the date amounts are first credited to such Participant’s Account, and (ii) a lump sum distribution or annual installment payments over a period of up to ten (10) years, in the manner provided in (ii) above, as applicable. The lump sum payment or

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the first installment payment, as applicable, shall be made within the first ninety (90) days following the Initial Payment Date. Any changes to the time and form of payment of such designated in-service distributions must be made in accordance with Section 5.2(d). A Participant may only elect such number of in-service distribution dates for the vested portion of his Account as may be permitted by the Plan Administrator (or his designee) and the Plan Administrator may increase the minimum deferral period for in-service distribution accounts. Notwithstanding the Participant’s election under this subsection (a)(iii), in the event of the Participant’s Retirement or occurrence of an event specified in subsection (e) below, the remaining balance of the Participant’s Account shall be payable in accordance with the provisions for payment at Retirement or the events specified in subsection (e) below (whether or not the in-service payment account was in payment status at such time).

    (b)    If no election is made for payments at Retirement, upon the Participant’s Retirement, his Account (including amounts designated for in-service payments which have not yet commenced or been fully paid out) will be paid in a lump sum within the first ninety (90) days following the date of Retirement.

(c)    The Participant will designate each Plan Year which portion of the Participant’s deferrals credited for such Plan Year shall be credited to the Participant’s Retirement Account and any in-service distribution accounts he has selected. If a Participant’s Account is distributed in installments, the Account shall continue to be credited with deemed earnings, gains and losses in accordance with Article IV until the entire amount of the Account is distributed.

    (d)    The Plan Administrator may permit a Participant to change his initial election to defer the date on which payment of any in-service distribution account shall commence and/or change the method of payment of such in-service distribution account, in accordance with the following:

(i) after the initial election under Section 5.2(a)(iii) above, a Participant may only make two election changes with respect to a particular in-service payment date that has been selected or a method of payment that has been selected (after such second election change, the election shall become irrevocable);

(ii) the Participant must change his election not less than twelve (12) months before commencement of payments from such in-service distribution account;

(iii) the first payment with respect to such changed election must be deferred at least five (5) years from the date such payment would otherwise have been made; and

(iii) the election shall not become effective for twelve (12) months.

The change of election shall be made on a form provided by the Plan Administrator. The Plan Administrator may also establish rules to permit a Participant to change the method of payment of his Retirement Account.

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    (e)    Notwithstanding the Participant’s election under subsection (a) above, the payment of a Participant’s Account will be accelerated as provided below in the event of Termination of Service (Section 5.3), Death (Section 5.4), Disability (Section 5.5) or a Change in Control (Section 5.6).

    (f)    Notwithstanding anything in the Plan to the contrary, if any amount becomes payable under this Plan by reason of a Participant’s Retirement or Termination of Service during a period in which the Participant is a Specified Employee, then, subject to any permissible acceleration of payment by the Plan Administrator under Treas. Reg. 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes), such amounts shall be distributed in accordance with the following: (1) if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such amount will be delayed until the earlier of (i) a date no later than thirty (30) days following the Participant’s death, or (ii) the first day of the seventh month following the Participant’s Retirement or Termination of Service; and (2) if the payment or distribution is payable over time, the amounts that would otherwise be payable during the six-month period immediately following the Participant’s Retirement or Termination of Service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s Retirement or Termination of Service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

5.3    Payment at Termination of Service

Subject to Section 5.2(f) above, the vested amount of the Participant's Account (including amounts designated for in-service payments which have not yet commenced or been fully paid out) will be paid in a lump sum within the first ninety (90) days following the Participant's Termination of Service. The elections under Section 5.2 shall not be recognized, provided that such Termination of Service does not qualify as Retirement or a Disability under the terms of this Plan.

5.4    Payment at Death

In the event a Participant dies prior to Retirement or other Termination of Service, the entire amount of the Participant’s Account will become fully vested and will be paid as if the Participant Retired on the date of death. The form of payment to the Beneficiary shall be in accordance with the Participant’s election on the Election Form for payments at Retirement. In the event of death subsequent to Retirement, the remaining amount of the Participant’s Account, if any, will be distributed to the Participant’s designated Beneficiaries in the form and at the time that payments would have been made had the Participant survived.

5.5    Payment at Disability

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In the event of the Participant’s Disability (as defined in Section 1.2(h)), the entire amount of the Participant’s Account will become fully vested and payment will be made as if the Participant had Retired on the date that he or she became disabled. The form of payment shall be in accordance with the Participant’s election on the Election Form for payments at Retirement. Once payment has commenced, payments will continue as elected regardless of any future change in the Participant's Disability status.

5.6    Payment at a Change in Control

In the event of a Change in Control (as defined in Section 1.2(f) of .the Plan), the entire amount of the Participant’s Account will become fully vested and will be paid in a lump sum within ninety (90) days of the event constituting a Change in Control and the elections under Section 5.2 shall not be recognized.

5.7    Unforeseeable Emergency Distribution

In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, the Participant may request in writing that, all or a portion of his vested Account be paid in one or more installments prior to the normal time for payment of such amount. The Plan Administrator shall, in its reasonable judgment, determine whether an Unforeseeable Emergency exists. If the Plan Administrator determines that an Unforeseeable Emergency exists, a distribution from the Participant’s Account shall be made as soon as practical following approval of the Unforeseeable Emergency. Such distribution shall not exceed the dollar amount necessary to satisfy the Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution. Distribution may not be made to the extent that the Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), or by cessation of deferrals under the plan.”

7.
Section 7.1 is amended by deleting the present Section in its entirety and substituting the following in lieu thereof:
“7.1    Plan Administrator

The Plan Administrator shall be the Plan Sponsor or such committee as may be designated by the Plan Sponsor to administer and manage the Plan. Members of any committee shall not be required to be employees of an Employer or Participants. Action of the Plan Administrator may be taken with or without a meeting of committee members. If a member of the committee is a Participant in the Plan, he shall not participate in any decision which solely affects his own Account.”

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8.

Section 8.2 is amended by substituting the words “Plan Sponsor” for the word “Company” in each place it appears in such Section.
9.
Section 8.3 is amended by substituting the words “Plan Sponsor” for the word “Company” each place it appears in such Section.
10.
Section 8.5 is amended by substituting the words “Plan Sponsor” for the word “Company” each place it appears in such Section.
11.
    The Plan is amended by the addition of a new Section 8.7, reading as follows:
“8.7    Compliance with Code Section 409A
This Plan shall at all times be interpreted and operated in accordance with the requirements of Section 409A. Any action that may be taken (and, to the extent possible, any action actually taken) by the Plan Sponsor, Plan Administrator or an Employer shall not be taken (or shall be void and without effect), if such action violates the requirements of Section 409A. Any provision in this Plan that is determined to violate the requirements of Section 409A shall be void and without effect. In addition, any provision that is required to appear in this Plan in accordance with Section 409A that is not expressly set forth herein shall be deemed to be set forth herein, and the Plan shall be administered in all respects as if such provision were expressly set forth.”
12.
This Amendment No. 1 shall be effective as of January 1, 2013. Except as hereby modified, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, IVZ, Inc. hereby adopts this Amendment No. 1, effective as of January 1, 2013.
IVZ, INC.

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By: ______________________________

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